UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 9, 2010

GREENMAN TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in its Charter)

DELAWARE
(State or Other Jurisdiction of Incorporation)

1-13776	71-0724248
(Commission File Number)	(I.R.S. Employer Identification Number)

205 South Garfield
Carlisle, Iowa  50047
 (Address of Principal Executive Offices, including Zip Code)

(781) 224-2411
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On November 9, 2010, American Power Group, Inc. (“APG”), a wholly owned subsidiary of GreenMan Technologies, Inc. (the “Company”), entered into $2,000,000 working capital line of credit (the “Credit Facility”) with Iowa State Bank (the “Lender”). The Credit Facility refinances approximately $800,000 of prior borrowings by APG from the Lender. The maximum amount APG may borrow from time to time under the Credit Facility is the lesser of (i) $800,000, until such time as the Company raises additional equity capital, at which time the borrowing limit will be increased by $1.00 for each $1.50 of capital raised; (ii) $2,000,000; and (iii) the sum of 50% of the value of APG’s eligible inventory and 70% of APG’s eligible accounts receivable.

The Credit Facility expires on December 1, 2011, and bears interest on any outstanding amounts at the rate of 7% per year.

APG’s obligations under the Credit Facility are secured by the grant of a first priority security interest in all of APG’s assets. In addition, the Company has guaranteed APG’s obligations, and has secured that guarantee by (i) granting to the Lender a security interest in a $300,000 certificate of deposit and certain additional collateral and (ii) agreeing to issue to the Lender, as additional collateral, 2,000,000 shares of the Company’s common stock. Such shares of common stock will be returned to the Company, without consideration, at such time as all obligations under the Credit Facility have been satisfied and the Lender has no further obligations to make advances under the Credit Facility.

Amounts borrowed under the Credit Facility are subject to acceleration upon certain events of default, including: (i) any failure to pay when due any amount owed under the Credit Facility; (ii) any failure to keep the collateral insured; (iii) any default under any of the documents related to the Credit Facility; (iv) any attempt by any other creditor of APG or the Company to collect any indebtedness of APG or the Company through court proceedings; (v) any assignment for the benefit of creditors by APG or the Company, or the insolvency of either APG or the Company; (vi) the institution of certain bankruptcy proceedings by or against APG or the Company; (vii) any breach by APG or the Company of any covenant in the documents related to the Credit Facility; and (viii) any other occurrence that either significantly impairs the value of the collateral or causes the Lender to reasonably believe that the Lender will have difficultly collecting the amounts borrowed under the Credit Facility.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

See the disclosures in Item 1.01 above, which are incorporated herein by this reference.

Item 3.02	Unregistered Sales of Equity Securities

In connection with the Credit Facility described in Item 1.01 above, the Company has agreed to issue to the Lender, as additional collateral, 2,000,000 shares of the Company’s common stock. The issuance of these shares is exempt from registration under the Securities Act of 1933, as amended, pursuant to an exemption provided by Section 4(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure

On November 15, 2010, the Company issued a press release announcing the events described in Items 1.01 and 3.02 above. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by this reference. The press release and the information in Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Description

10.1	Commercial Loan Agreement, dated as of November 9, 2010, between American Power Group, Inc. and Iowa State Bank.

10.2	Asset Based Financing Agreement, dated as of November 9, 2010, between American Power Group, Inc. and Iowa State Bank.

10.3	Promissory Note, dated as of November 9, 2010, issued by American Power Group, Inc. in favor of Iowa State Bank.

10.4	Commercial Security Agreement, dated as of November 9, 2010, between American Power Group, Inc. and Iowa State Bank.

10.5	Guaranty, dated as of November 9, 2010, issued by GreenMan Technologies, Inc., in favor of Iowa State Bank.

10.6	Assignment of Deposit or Share Account, dated as of November 9, 2010, issued by GreenMan Technologies, Inc., in favor of Iowa State Bank.

99.1	Press Release of GreenMan Technologies, Inc., dated November 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENMAN TECHNOLOGIES, INC.

By:  /s/  Charles E. Coppa
Charles E. Coppa
Chief Financial Officer

Date:  November 15, 2010